INFORMATION STATEMENT
PURSUANT TO SECTION 14 (C)
OF
THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for Use of the Commission Only

☐	Definitive information statement

FLORHAM CONSULTING CORP.
(Name of Company as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: Not Applicable.

(2)	Aggregate number of securities to which transaction applies: Not Applicable.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.

(4)	Proposed maximum aggregate value of transaction: Not Applicable.

(5)	Total fee paid: Not Applicable.

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: Not Applicable.

(2)	Form, Schedule or Registration Statement No. : Not Applicable.

(3)	Filing Party: Not Applicable.

(4)	Date Filed: Not Applicable.

FLORHAM CONSULTING CORP.
845 Third Avenue, 6th Floor
New York, New York 10022

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

January [   ], 2010

Dear Stockholder:

Florham Consulting Corp. (the “Company”, “we”, “us”, or “our”) is providing to you the following Information Statement to notify you that our Board of Directors and the holders of a majority of our outstanding shares of common stock have executed and delivered a written consent to effect the following corporate actions:

(1)	Amend and restate our Certificate of Incorporation to change our corporate name to “Educational Investors Corp.” (the “Name Change”);
(2)
Amend and restate our Certificate of Incorporation to increase our number of authorized shares of common stock, par value $.0001 per share (the “Common Stock”), to 50,000,000 shares (the “Share Capital Increase”); and

(3)	Adopt our 2009 Stock Incentive Plan (the “2009 Plan”).

Stockholders of record at the close of business on January 6, 2010 (the “Record Date”) are entitled to notice of this stockholder action by written consent. Stockholders representing a majority of our issued and outstanding shares of Common Stock have consented in writing to the actions to be taken. Accordingly, your approval is not required and is not being sought. Moreover, you will not have dissenters' rights.

Please read this notice carefully. It describes the Name Change, the Share Capital Increase, and the 2009 Plan and contains certain related information. Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

Absent any comments from the Securities and Exchange Commission regarding this Information Statement, we expect these corporate actions to become effective on the 20th day after the mailing of this Information Statement to our stockholders of record (the “Effective Date”).

The Information Statement is being provided to you for information purposes only as it relates to our Amended and Restated Certificate of Incorporation and the 2009 Plan. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

We are first mailing this statement on January [ ], 2010.  We anticipate that the Amended and Restated Certificate of Incorporation will become effective on or after February [  ], 2010.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Very truly yours,

Joseph J. Bianco
Chief Executive Officer and Chairman

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES AND EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This Information Statement is being mailed to inform the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders of the outstanding shares of common stock, par value $.0001 per share (the “Common Stock”), of Florham Consulting Corp., a Delaware corporation (the “Company”, “we”, “us”, or “our”). The purpose of this Information Statement is to provide notice under Delaware law and the rules of the Commission that a majority of the Company's stockholders have, by written consent in lieu of a meeting, approved the following corporate actions:

(1)	Amend and restate our Certificate of Incorporation to change our corporate name to “Educational Investors Corp.” (the “Name Change”);
(2)
Amend and restate our Certificate of Incorporation to increase our number of authorized shares of common stock, par value $.0001 per share (the “Common Stock”), to 50,000,000 shares (the “Share Capital Increase”); and

(3)	Adopt our 2009 Stock Incentive Plan (the “2009 Plan”).

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As the Board of Directors of the Company (the “Board”) and a majority of the Company's stockholders have already approved of the Amended and Restated Certificate of Incorporation and the 2009 Plan by written consent, the Company is not seeking approval for the Amended and Restated Certificate of Incorporation and the 2009 Plan from any of the Company's remaining stockholders, and the Company's remaining stockholders will not be given an opportunity to vote on the Amended and Restated Certificate of Incorporation or the 2009 Plan. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company's stockholders of the 2009 Plan and the Amended and Restated Certificate of Incorporation effecting the Name Change and the Share Capital Increase as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EXPECTED DATE FOR EFFECTING THE NAME CHANGE,
SHARE CAPITAL INCREASE AND 2009 PLAN

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Name Change, Share Capital Increase and the 2009 Plan cannot be effected until 20 days after the date that the Definitive Information Statement is sent to the Company's stockholders. This Preliminary Information Statement is being filed with the Securities and Exchange Commission on the date hereof. A Definitive Information Statement is being mailed on or about January [  ], 2010 (the “Mailing Date”) to the stockholders of the Company as of the close of business on January 6, 2010 (the “Record Date”). The Company expects to effect the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State and the adoption of the 2009 Plan approximately 20 days after the Mailing Date. The effective date of the Amended and Restated Certificate of Incorporation and the 2009 Plan therefore, is expected to be on or after February [  ], 2010.

Recent Developments

On December 16, 2009, Florham executed an agreement and plan of merger (the “Merger Agreement”) among Florham, EII Acquisition Corp. (a newly formed acquisition subsidiary of Florham) (“Mergerco”), Educational Investors, Inc. (“EII”) and its security holders, Sanjo Squared, LLC, Kinder Investments, LP, Joseph Bianco and Anil Narang (collectively, the “EII Securityholders”) pursuant to which Mergerco was merged with and into EII, with EII as the surviving corporation of the merger (the “Reverse Merger”), as a result of which EII became a wholly-owned subsidiary of Florham. Under the terms of the Merger Agreement, the EII Securityholders received (i) an aggregate of 6,000,000 shares of Florham's Common Stock, (ii) options to acquire 2,558,968 additional shares of Florham’s Common Stock, fifty percent (50%) of which have an initial exercise price of $0.50 per share and fifty percent (50%) of which have an initial exercise price of $0.228 per share, subject to certain performance targets set forth in the Merger Agreement, and (iii) 250,000 shares of Florham’s Series A Preferred Stock, with each share of Florham's Series A Preferred Stock automatically convertible into 49.11333 shares of Florham's Common Stock upon the filing by Florham of an amendment to its certificate of incorporation which increases the authorized shares of Florham's Common Stock to at least 50,000,000.

The closing of the transactions contemplated by the Merger Agreement were subject to a number of conditions including, without limitation, completion of due diligence, approval of the Merger Agreement by the Boards of Directors of EII and Florham and the prior or simultaneous closing of the Purchase Agreement (as defined below). On December 31, 2009, the parties to the Merger Agreement deemed all closing conditions to be satisfied and accordingly, the Reverse Merger was consummated.

It is pursuant to the Merger Agreement that we agreed to effect the corporate actions discussed herein.

In addition to the Merger Agreement, on December 16, 2009, EII entered into an Interest  Purchase Agreement (“Purchase Agreement”) with the members of Training Direct and Florham pursuant to which EII acquired all outstanding membership interests, on a fully diluted basis, of Training Direct (the “Subject Interests”) in exchange for (a) $200,000 cash, (b) shares of Florham's Common Stock having a deemed value of  $600,000 (the “Acquisition Shares”), with such number of Acquisition Shares to be determined by dividing $600,000 by the “Discounted VWAP” (as defined below) for the twenty (20) “Trading Days” (as defined below) immediately following the consummation of the Reverse Merger, and (c) shares of Florham’s  Common Stock having a deemed value of $300,000 (the “Escrow Shares”), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the consummation of the Reverse Merger. The Escrow Shares will be held in escrow and released therefrom as provided in the Purchase Agreement. “Discounted VWAP” is defined in the Purchase Agreement as seventy percent (70%) of the “VWAP” of Florham's Common Stock, but in no event less than $0.40 per share. “VWAP” is defined in the Purchase Agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for Florham's Common Stock on the applicable national securities exchange on each Trading Day of the twenty (20) Trading Days following the consummation of the Reverse Merger, and (ii) the volume of Florham's Common Stock on the  applicable national securities exchange for each such day and the denominator of which is the total volume of Florham's Common Stock on the applicable national securities exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting  service. “Trading Day” is defined in the Purchase Agreement as any day on which the New York Stock Exchange or other national securities exchange on which Florham’s Common Stock trades is open for trading.

The closing of the Purchase Agreement was subject to a number of conditions including, without limitation, approval of the change of ownership of Training Direct by the Connecticut Department of Higher Education, the execution by the Company, EII and the EII Securityholders of all documents  necessary to affect the Reverse Merger, approval of the Purchase Agreement by the Board of Directors of EII and the board of managers of Training Direct and execution of a certain employment agreement and consulting agreement. On December 31, 2009, the parties to the Purchase Agreement deemed all closing conditions to be satisfied and accordingly, the purchase and sale of the Subject Interests was consummated.

Name Change

Our Board of Directors, by written consent dated as of December 23, 2009, approved changing our corporate name from “Florham Consulting Corp.” to “Educational Investors Corp.” (hereinafter, the “Company”); shareholders owning 52.97% of our outstanding shares of Common Stock approved the Name Change by written consent on December 31, 2009.  Management believes that changing our name to Educational Investors Corp. will bring us greater exposure and name recognition because the new name will more accurately describe our business.

We will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Name Change, to be effective on the Effective Date.  The text of the Amended and Restated Certificate of Incorporation is set forth in Exhibit A, annexed hereto.  The text of the Amended and Restated Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to correctly identify the Company’s new name. Either way, we will need a new Over-the-Counter Bulletin Board trading symbol and CUSIP number upon our Name Change.  We will report our new symbol and CUSIP number in a Current Report on Form 8-K once it is established.

Share Capital Increase

As of the Record Date, 6,166,700 shares of Common Stock are outstanding and 250,000 shares of Series A Preferred Stock are outstanding, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Common Stock for each share of Series A Preferred Stock (an aggregate of 12,278,333 shares of Common Stock) automatically upon the filing by the Company of its Amended and Restated Certificate of Incorporation effecting the Share Capital Increase.  In addition, we have outstanding 5-year options to purchase an aggregate of 3,436,328 shares of Common Stock and outstanding warrants to purchase 930,000 shares of Common Stock. The principal purpose of the Amended and Restated Certificate of Incorporation increasing our authorized Common Stock is to permit the conversion of the Series A Preferred Stock and other convertible securities, and to make available additional shares of our capital stock if our Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits or to issue additional shares to raise capital through the sale of securities, to acquire one or more other companies or their businesses or assets, to establish strategic relationships, to provide equity incentives to employees, officers, or directors or to pursue other matters.

Our Board of Directors, by written consent dated as of December 23, 2009, approved increasing our authorized capital to 50,000,000 shares of Common Stock; shareholders owning 52.97% of our outstanding shares of Common Stock approved the increase by written consent on December 31, 2009.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights. The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

We currently have no plans to issue the additional authorized shares other than shares issuable upon conversion of the existing Series A Preferred Stock and other convertible securities (if converted and/or exercised). In addition, we continue to explore possible acquisition transactions, some of which could involve the issuance of additional shares from time to time and/or the incurring of additional indebtedness in order to consummate such transactions. Finally, the Company may issue additional shares or options to acquire shares from time to time to its consultants or employees as compensation for services performed for the Company.

The increase in the number of authorized shares and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amended and Restated Certificate of Incorporation.

The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

We will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Share Capital Increase, to be effective on the Effective Date.  The text of the Amended and Restated Certificate of Incorporation is set forth in Exhibit A, annexed hereto.  The text of the Amended and Restated Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware.

RIGHTS ASSOCIATED WITH OUR COMMON STOCK

There will be no changes to any of the rights or privileges associated with our Common Stock. The following summarizes the rights of holders of our Common Stock before and after the filing of the Amended and Restated Certificate of Incorporation relating to the Share Capital Increase:

•	Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;
•	There are no cumulative voting rights;
•	The holders of our Common Stock are entitled to dividends and other distributions as may be declared from time to time by the Board out of funds legally available for that purpose, if any;
•
Upon our liquidation, dissolution or winding up, the holders of shares of Common Stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities; and

•	The holders of Common Stock have no preemptive or other subscription rights to purchase shares of our Common Stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

Dissenter’s Rights

Pursuant to the Delaware General Corporation Law, stockholders of our Common Stock are not entitled to dissenters' rights of appraisal with respect to the increase of our authorized Common Stock to 50,000,000 shares and filing of the Amended and Restated Certificate of Incorporation.

Dividends

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future. We currently intend to retain and reinvest future earnings, if any, in order to finance our operations.

2009 Plan

The following is a summary of the 2009 Plan. This summary is qualified in its entirety by reference to the complete text of the 2009 Plan set forth in Exhibit B, annexed hereto.

Purpose. The purpose of the 2009 Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of awards. By granting awards to such individuals, the Company expects that the interests of the recipients will be better aligned with the interests of the Company.

Stock Subject to the 2009 Plan. Currently a total of 1,500,000 shares of Common Stock may be issued under the 2009 Plan, subject to adjustments. The Company may use shares held in treasury in lieu of authorized but unissued shares. If any award expires or terminates, the shares subject to such award shall again be available for purposes of the 2009 Plan. Any shares used by the participant as payment to satisfy a purchase price related to an award, and any shares withheld by the Company to satisfy an applicable tax-withholding obligation, shall again be available for purposes of the 2009 Plan.

Administration of the 2009 Plan. The 2009 Plan is administered by the board of directors. The board of directors has sole discretion over determining individuals eligible to participate in the 2009 Plan and the time or times at which awards will be granted and the number of shares, if applicable, which will be granted under an award. Subject to certain limitations, the board of directors’ power and authority includes, but is not limited to, the ability to interpret the 2009 Plan, to establish rules and regulations for carrying out the 2009 Plan and to amend or rescind any rules previously established, to determine the terms and provisions of the award agreements and to make all other determinations necessary or advisable for the administration of the 2009 Plan.

Eligible Persons. Any employee or director, as well as consultant to the Company, who is selected by the board of directors is eligible to receive awards. The board of directors will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards, provided that incentive stock options may only be granted to employees.

Grant of Awards. The types of awards that may be granted under the 2009 Plan are stock options (either incentive stock options or non-qualified stock options), stock appreciation rights, performance-based awards, as well as other stock-based awards and cash-based awards. Awards are evidenced by an agreement and an award recipient has no rights as a stockholder with respect to any securities covered by an award until the date the recipient becomes a holder of record of the Common Stock.

On the date of the grant, the exercise price must equal at least 100% of the fair market value in the case of incentive stock options, or 110% of the fair market value with respect to optionees who own at least 10% of the total combined voting power of all classes of stock. The fair market value is determined by computing the arithmetic mean of the high and low stock prices on a given determination date. The exercise price on the date of grant is determined by the board of directors in the case of non-qualified stock options.

Stock appreciation rights granted under the 2009 Plan are subject to the same terms and restrictions as the option grants and may be granted independent of, or in connection with, the grant of options. The board of directors determines the exercise price of stock appreciation rights. A stock appreciation right granted independent of an option entitles the participant to payment in an amount equal to the excess of the fair market value of a share of the Common Stock on the exercise date over the exercise price per share, times the number of stock appreciation rights exercised. A stock appreciation right granted in connection with an option entitles the participant to surrender an unexercised option and to receive in exchange an amount equal to the excess of the fair market value of a share of the Common Stock over the exercise price per share for the option, times the number of shares covered by the option which is surrendered. Fair market value is determined in the same manner as it is determined for options.

The board of directors may also grant awards of stock, restricted stock and other awards valued in whole or in part by reference to the fair market value of the Common Stock. These stock-based awards, in the discretion of the board of directors, may be, among other things, subject to completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Additionally, the board of directors may grant awards of cash, in values to be determined by the board of directors. If any awards are in excess of $1,000,000 such that Section 162(m) of the Internal Revenue Code applies, the board may, in its discretion, alter its compensation practices to ensure that compensation deductions are permitted.

Awards granted under the 2009 Plan are generally not transferable by the participant except by will or the laws of descent and distribution, and each award is exercisable, during the lifetime of the participant, only by the participant or his or her guardian or legal representative, unless permitted by the committee.

Awards Granted.  As of December 31, 2009, the Company has granted the following options under the 2009 Plan:

On December 31, 2009, the board of directors of EII granted Kellis Veach 5-year options to purchase 150,000 (the “Veach EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Chief Financial Officer. The Veach EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Ashok Narang 5-year options to purchase 150,000 (the “Ashok Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Vice President of Training Direct. The Ashok Narang EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

Under the Merger Agreement, the Veach and Ashok Narang Stock Options were each converted into 5-year options to purchase an aggregate of 164,505 shares of Florham Common Stock with respect to Mr. Veach and 164,505 shares of Florham Common Stock with respect to Mr. Narang, each at an exercise price of $0.50. These options are exercisable as to 82,252 shares on December 31, 2010 and as to 82,253 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Howard Spindel 5-year options to purchase 100,000 (the “Spindel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director.  The Spindel EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Dov Perlysky 5-year options to purchase 100,000 (the “Perlysky EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Perlysky EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted David Cohen 5-year options to purchase 100,000 (the “Cohen EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Cohen EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Jonathan Turkel 5-year options to purchase 100,000 (the “Turkel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a consultant. The Turkel EII Stock Options vest in full on the date of grant.

Under the Merger Agreement, the Spindel, Perlysky, Cohen and Turkel EII Stock Options were each converted into 5-year options to purchase an aggregate of (i) 109,670 shares of Florham Common Stock with respect to Mr. Spindel, (ii) 109,670 shares of Florham Common Stock with respect to Mr. Perlysky, (iii) 109,670 shares of Florham Common Stock with respect to Dr. Cohen, and (iv) 109,670 shares of Florham Common Stock with respect to Mr. Turkel, each at an exercise price of $0.50. Each of these options vest in full on the date of grant.

On December 31, 2009, the board of directors of Florham granted Leonard Katz a 5-year option to purchase an aggregate of 109,670 shares of Florham Common Stock at an exercise price of $0.50 in his capacity as a consultant. This option vests in full on the date of grant.

Amendment. The 2009 Plan may be amended, altered, suspended or terminated by the administrator at any time. The Company may not alter the rights and obligations under any award granted before amendment of the 2009 Plan without the consent of the affected participant. Unless terminated sooner, the 2009 Plan will terminate automatically on December 23, 2019.

Federal Income Tax Consequences of Awards

The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2009 Plan and with respect to the sale of Common Stock acquired under the 2009 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. The tax consequences for any particular individual may be different.

Incentive Stock Options. Some options may constitute “incentive stock options” within the meaning of Section 422 of the Code. If the Company grants an incentive stock option, the recipient is not required to recognize income upon the grant of the incentive stock option, and the Company will not be allowed to take a deduction. Similarly, when a recipient exercises any incentive stock options, provided he or she has not ceased to be an employee of the Company and all affiliates for more than three months before the date of exercise, such employee will not be required to recognize income, and the Company will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in alternative minimum taxable income for the year in which the incentive stock option is exercised. The Code imposes an alternative minimum tax on a taxpayer whose tentative minimum tax, as defined in Section 55(b) (1) of the Code, exceeds the taxpayer’s regular tax.

Additional tax consequences will depend upon how long the recipient holds the shares of Common Stock received after exercising the incentive stock options. If the shares are held for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain or loss. If the recipient disposes of shares acquired upon exercise of an incentive stock option which shares were held for two years or less from the date of grant or one year or less from the date of exercise (“Disqualifying Disposition”), the recipient generally will recognize ordinary income in the year of the Disqualifying Disposition.

To the extent that a recipient recognizes ordinary income, the Company is allowed to take a deduction. In addition, a recipient must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that is realized upon disposition of those shares which exceeds the fair market value of those shares on the date of exercise of the option.

Non-Qualified Stock Options. If a recipient receives a non-qualified stock option, he or she will not recognize income at the time of the grant of the stock option, nor will the Company be entitled to a deduction. However, such person will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the amount paid for the stock. The Company will be entitled to a deduction in the same amount. The ordinary income recognized will be subject to applicable tax withholding by the Company. When the shares are sold, any difference between the sales price and the basis (i.e., the amount paid for the stock plus the ordinary income recognized) will be treated as a capital gain or loss, depending on the holding period of the shares.

Performance-Based Awards/Stock Appreciation Rights. An award recipient generally will not recognize taxable income upon the grant of performance-based awards or stock appreciation rights. Instead, such person will recognize as ordinary income, and the Company will have as a corresponding deduction, any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under the performance award or stock appreciation right. The ordinary income recognized will be subject to applicable tax withholding.

Upon selling any Common Stock received by a recipient in payment of an amount due under a performance award or stock appreciation right, such recipient generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the tax basis in the Common Stock, depending on the holding period for the shares.

Other Stock-Based Awards and Cash-Based Awards. The tax consequences associated with any other stock-based award or cash-based award granted under the 2009 Plan will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property under the award, the applicable holding period and the recipient’s tax basis.

Income Tax Rates on Capital Gain and Ordinary Income.  Under current tax law, short-term capital gain and ordinary income will be taxable at a maximum federal rate of 35%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher effective tax rates. Ordinary compensation income generally will also be subject to the Medicare tax and, under certain circumstances, a social security tax. On the other hand, the relevant long-term capital gain will be taxable at a maximum federal rate of 15%.

Effect of Section 162(m) of the Code. Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is the Company’s chief executive officer or among one of its four other highest compensated officers for that year. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. Compensation attributable to incentive stock options and non-qualified stock options granted under the 2009 Plan could be treated as qualified performance-based compensation and therefore not be subject to the deduction limit. In addition, the board of directors may structure certain performance-based awards utilizing the performance criteria set forth in the 2009 Plan so that payments under such awards may likewise be treated as qualified performance-based compensation.

Use of New Plan Benefits

The future benefits or amounts that would be received under the 2009 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

The Board of Directors believes that the granting of awards under the 2009 Plan better aligns the interests of the recipients with the interests of the Company. The 2009 Plan was established to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on the Company’s behalf by providing incentives through the granting of awards.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

As of December 30, 2009, we had a total of 166,700 shares of common stock issued and outstanding.  After giving effect to the Reverse Merger, we have a total of 6,166,700 shares of common stock issued and outstanding.

The following table sets forth, as of December 31, 2009: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned before and after the Reverse Merger and acquisition of Training Direct; and (b) the names and addresses of each director and executive officer before and after the Reverse Merger and acquisition of Training Direct, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group before and after the Reverse Merger and acquisition of Training Direct. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. Individual beneficial ownership also includes shares of common stock that a person has the right to acquire within 60 days from December 31, 2009.

At the closing of the Reverse Merger, all present officers of Florham have resigned and Joseph Bianco was appointed as the Chief Executive Officer of the Company, Anil Narang was appointed as the President and Chief Operating Officer of the Company, and Kellis Veach was appointed as the Chief Financial Officer and Secretary of the Company. In addition, our sole director has tendered his resignation to be effective on the tenth day after mailing of a Schedule 14f-1 statement to our stockholders.  Joseph Bianco, Anil Narang, Dov Perlysky, Howard Spindel and David Cohen were appointed as Directors of the Company with such appointments to be effective on the tenth day after mailing the Schedule 14f-1.

Unless otherwise noted, the principal address of each of the directors and officers listed below is 845 Third Avenue, 6th Floor, New York, New York 10022.

Name	Share Amount and Nature of Beneficial Ownership Before the Reverse Merger		Percentage of Outstanding Shares Before the Reverse Merger (1)	Share Amount and Nature of Beneficial Ownership After the Reverse Merger (2)		Percentage of Outstanding Shares After the Reverse Merger (2)
David Stahler (3)	53,600		32.15%	53,600		*

Sanjo Squared, LLC (4)	—		—	7,311,333	(5)	118.56%

Kinder Investments, L.P. (6)	100		*	10,967,100	(7)	177.84%

Joseph J. Bianco	—		—	4,935,151	(8)	80.03%

Anil Narang	—		—	4,935,150	(9)	80.03%

Kellis Veach	—		—	—	(10)	—

Dov Perlysky	5,600	(11)	3.4%	11,082,270	(12)	179.71%

Howard Spindel	100	(13)	*	109,770	(14)	1.78%

David Cohen	—		—	109,670	(14)	1.78%

All Directors, Executive Officers and Director Nominees before the Reverse Merger, as a Group	59,300		35.57%	59,300		*

All Directors, Executive Officers and Director Nominees after the Reverse Merger and after the Effective Date of the Schedule 14f-1, as a Group			—	21,172,011		343.33%

* Less than one percent
(1)	The numbers in this column are based on 166,700 shares outstanding.
(2)
The numbers are based on 6,166,700 shares outstanding, which represent the number of shares the Company has outstanding after the Reverse Merger, and does not include the issuance of (i) the Acquisition Shares or the Escrow Shares to the sellers under the Purchase Agreement, which, assuming the Discounted VWAP for the twenty Trading Days after the effective date of the Reverse Merger is $0.50, we will issue an aggregate of 1,200,000 Acquisition Shares and 600,000 Escrow Shares, (ii) 12,278,333 shares of common stock issuable upon conversion of 250,000 shares of Series A Preferred Stock, or (iii) the issuance of shares upon exercise of outstanding options or warrants.

(3)	Mr. Stahler’s address is c/o Florham Consulting Corp., 64 Beaver Street, Suite 233, New York, New York 10004.
(4)
The persons sharing voting, dispositive or investment powers over Sanjo (50% each) are Joseph J. Bianco and Anil Narang, Managers. The address of Sanjo is c/o Educational Investors, Inc., 845 Third Avenue, 6th Floor, New York, New York 10022.

(5)
This number represents: (i) 2,400,000 shares of Florham Common Stock, and (ii) 100,000 shares of Series A Preferred Stock, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 4,911,333 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(6)
The General Partner of Kinder is Nesher, LLC. The person having voting, dispositive or investment powers over Nesher is Dov Perlysky, Managing Member. The address of Kinder is c/o Educational Investors, Inc., 845 Third Avenue, 6th Floor, New York, New York 10022.

(7)
This number represents: (i) 100 shares of Florham Common Stock owned prior to the Reverse Merger; (ii) 3,600,000 shares of Florham Common Stock, and (iii) 150,000 shares of Series A Preferred Stock, which automatically convert into an aggregate of 7,367,000 shares of Florham Common Stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(8)
This number represents: (i) options to purchase 1,279,484 shares of Florham Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options and $0.50 per share with respect to 639,742 options; (ii) 1,200,000 shares of Florham Common Stock owned by Sanjo Squared, LLC; and (iii) 50,000 shares of Series A Preferred Stock owned by Sanjo, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 2,455,667 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(9)
This number represents: (i) options to purchase 1,279,484 shares of Florham Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options and $0.50 per share with respect to 639,742 options; (ii) 1,200,000 shares of Florham Common Stock owned by Sanjo Squared, LLC; and (iii) 50,000 shares of Series A Preferred Stock owned by Sanjo, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 2,455,666 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(10)
Does not include options to purchase an aggregate of 164,505 shares of Florham Common Stock at an exercise price of $0.50 per share, of which (i) 82,252 options shall vest on December 31, 2010; and (ii) 82,253 options shall vest on December 31, 2011.

(11)
This number represents: (i) 500 shares owned by Kinder Investments, L.P.; (ii) 100 shares owned by Mr. Perlysky; and (iii) 5,000 shares owned by Krovim, LLC, whose manager is Nesher, LLC. Mr. Perlysky is the Managing Member of Nesher, LLC. Does not include: (a) 100 shares owned by Laya Perlysky, Mr. Perlysky’s spouse; and (b) 1,800 shares owned by the LDP Family Partnership, whose General Partner is Mrs. Perlysky. Mr. Perlysky disclaims beneficial ownership of the shares owned by Mrs. Perlysky and the LDP Family Partnership.

(12)
This number represents: (i) 500 shares owned by Kinder Investments, L.P.; (ii) 100 shares owned by Mr. Perlysky; (iii) 5,000 shares owned by Krovim, LLC, whose manager is Nesher, LLC; (iv) options to purchase 109,670 shares of Florham Common Stock at an exercise price equal to $0.50 per share; (v) 3,600,000 shares of Florham Common Stock owned by Kinder Investments, L.P., and (vi) 150,000 shares of Series A Preferred Stock owned by Kinder, which automatically converts into an aggregate of 7,367,000 shares of Florham Common Stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(13)
This number represents shares owned by Jash Group, Inc. Mr. Spindel, Senior Vice President of Jash Group, Inc., has the ability to vote these shares but otherwise disclaims beneficial ownership. Does not include 100 shares owned by Mr. Spindel’s spouse, as to which he disclaims beneficial ownership.

(14)	This number represents options to purchase shares of Florham Common Stock at an exercise price equal to $0.50 per share.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

STOCKHOLDER PROPOSALS

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

DELIVERY OF DOCUMENTS AND HOUSEHOLDING

The Commission has adopted rules that permit companies and intermediaries such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders. This process, which is commonly referred to as “householding,” provides potentially extra convenience for stockholders, is environmental friendly, and represents cost savings for companies.

For this Information Statement, a number of brokers with account holders who are the Company’s stockholders will be “householding” this Information Statement and the documents incorporated by reference that we are enclosing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the effected stockholders. Once you have received notice from your broker or from the Company that either of them will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in “householding” and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request “householding” by the Company, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather then through a brokerage account, you should direct your written request directly to the Corporate Secretary, Florham Consulting Corp., 845 Third Avenue, 6th Floor, New York, New York 10022.

DOCUMENTS INCORPORATED BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement, except for any information that is superseded or modified by information contained directly in this Information Statement or in any other subsequently filed document that is also incorporated by reference herein. This Information Statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this Information Statement.

The following information, beginning on the page numbers noted below, contained in our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 7, 2010 is incorporated by reference herein:

•	The Agreement and Plan of Merger, page 2;
•	The Interest Purchase Agreement, page 3;
•	Risk Factors, page 8;
•	Business, page 18;
•	Management’s Discussion and Analysis of Financial Condition and Results of Operations, page 32;
•	Directors and Executive Officers, page 48;
•	Changes in and Disagreement with Accountants on Accounting and Financial Disclosure, page 60
•	Description of Securities, page 62; and
•	Financial Statements and Exhibits, page 65.

By Order of the Board of Directors

Joseph J. Bianco
Chief Executive Officer and Chairman

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

FLORHAM CONSULTING CORP.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Florham Consulting Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST:  That the name of this corporation is Florham Consulting Corp., and that this corporation was originally incorporated pursuant to the General Corporation Law on February 9, 2005.

SECOND:  That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

THIRD:  That the amendment and restatement of the Certificate of Incorporation of this corporation has been duly consented to and authorized by the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of the directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

ARTICLE I

The name of the corporation (hereinafter called the "Corporation") is Educational Investors Corp.

ARTICLE II

The address, including street, number, city, and county, of the registered office of the Corporation  in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington,  Delaware 19808, New Castle County.  The name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 52,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 2,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

            The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the voting powers, designations, powers, preferences and/or restrictions thereof, if any, with respect to each such class or series of  Preferred  Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware law.

The Board of Directors has and hereby authorizes a series of the Corporation's previously authorized 250,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I.	DESIGNATION AND AMOUNT

The designation of this series, which consists of up to Two Hundred and Fifty Thousand (250,000) shares of Preferred Stock, is the Series A Preferred Stock (the "Series A Preferred Stock") and the stated value amount shall be One Cent ($0.01) per share (the "Stated Value ").

II.	CERTAIN DEFINITIONS

For purposes of this Certificate of Incorporation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A           “Affiliates” of any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person.  For purposes of this definition, “ control ” (including the terms “ controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B.           "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

C.            “Common Stock” means the common stock of the Corporation, par value $0.0001 per share, together with any securities into which the common stock may be reclassified.

D.           "Conversion Date" means a date which shall be the Business Day immediately following the filing of the Florham Restated Charter with the Secretary of State of the State of Delaware.

E.           “Conversion Shares” means 49.11333 shares of Common Stock for each of the 250,000 outstanding shares of Series A Preferred Stock, or an aggregate of 12,278,333 Conversion Shares.

F.           “Fully-Diluted Common Stock” shall mean (a) the aggregate number shares of Corporation Common Stock that are issued and outstanding on the Effective Date of the Merger, plus the sum of (i) all additional shares of Common Stock that are issuable upon the exercise of all of the Florham Warrants or other securities that are then exercisable for or convertible into Common Stock, (ii) all shares of Common Stock included in the Merger Consideration, (ii) all shares of Common Stock issuable upon conversion of these shares of Series A Preferred Stock included in the Merger Consideration, and (iii) all shares of Common Stock issuable upon exercise of the Florham Stockholder Options included in the Merger Consideration.  The term “Fully-Diluted Common Stock” shall not mean or include:

(a)          the issuance of the Acquisition Shares and the Escrow Shares issued to the TDI Equity Owners pursuant to the TDI Purchase Agreement, or

(b)          any shares of Common Stock issuable upon the exercise of any Florham Management Options; or

(c)          any shares of Common Stock issuable upon the exercise of any Directors and Consultants Options, or

(d)          any shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock that is issued for any business purpose following the Effective Time of the Merger.

G.            “Holder” shall mean the collective reference to Sanjo Squared LLC and Kinder Investments, LP, their respective Affiliates or any one or more holder(s) of shares of Series A Preferred Stock.

H.           “Issuance Date" means one (1) Business Day following the filing of this Series A Certificate of Designation with the Secretary of State of the State of Delaware.

I.           “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of December 16, 2009, by and among the Corporation, EII Acquisition Corp., Educational Investors, Inc., Sanjo Squared, LLC, Kinder Investments, LP, Joseph J. Bianco and Anil Narang.

J.           “Stated Value” means One Cent ($0.01) per share of Series A Preferred Stock.

III. DIVIDENDS

A           Holders of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation.  No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless such cash dividend or distribution is likewise declared, paid or set apart for payment on the Series A Preferred Stock in an amount equal to the dividend or distribution that would be payable if all of the issued and outstanding shares of the Series A Preferred Stock had been fully converted into Common Stock on the day immediately prior to the date which shall be the earliest to occur of the declaration, payment, or distribution or such dividend.

B.           No dividends or distributions shall be declared or paid or set apart for payment on the Series A Preferred Stock unless full and (if applicable) cumulative dividends have been or are contemporaneously declared, paid or set apart for payment on all Senior Securities (as hereinafter defined) in accordance with the respective terms of the Certificates of Designations for such Senior Securities.

C.           Dividends on the Series A Preferred Stock are prior and in preference to any declaration or payment of any dividend or other distribution (as defined below) on any outstanding shares of Junior Securities (as hereinafter defined).

IV. CONVERSION

A.            Automatic Conversion.

On the Conversion Date, all 250,000 shares of Series A Preferred Stock shall automatically and without any further action on the part of any Holder or the Corporation, be converted into all, and not less than all, of the 12,278,333 Conversion Shares (the "Conversion").

B.           Mechanics of Conversion. Immediately following the Conversion Date, the Corporation shall promptly send, via facsimile, a confirmation to each Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.  The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series A Preferred Stock Certificates are delivered to the Corporation as provided above, or the Holder notifies the Corporation that such Series A Preferred Stock Certificates have been lost, stolen or destroyed and delivers appropriate documentation to the Corporation.

(i)               Delivery of Common Stock Upon Conversion. Upon the surrender of Series A Preferred Stock Certificates, the Corporation (itself, or through its transfer agent, as appropriate) shall, no later than the later of (a) the fifth (5th) Business Day following the Conversion Date and (b) the Business Day immediately following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XI B) (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service portage prepaid) to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any.  In addition, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the Holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Merger Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer").  If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii)              Taxes.  The Corporation shall pay any and all taxes that may be imposed upon it respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

(iii)             No Fractional Shares.  If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Series A Conversion Price per share, and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next lower whole number of shares.  If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

V. RESERVATION OF SHARES OF COMMON STOCK

Immediately following the Corporation’s filing of the Florham Restated Charter authorizing an increase to its authorized Common Stock,  the Corporation shall reserve an appropriate number of Conversion Shares from its authorized but unissued shares of Common Stock for issuance upon conversion of the Series A Preferred Stock (including any shares that may be issuable in connection with the adjustment provisions of this Certificate of Incorporation), and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series A Preferred Stock (including any shares that may be issuable in connection with the adjustment provisions of this Certificate of Incorporation).

VI. RANK

All shares of the Series A Preferred Stock shall rank senior to the Corporation's Common Stock and any other class of securities which is specifically designated as junior to the Series A Preferred Stock (collectively, with the Common Stock, the "Junior Securities”) as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VII. LIQUIDATION PREFERENCE

A.           In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

(i)              After payment or provision for payment of any distribution on the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to the sum of (x) $0.01 for each share of Series A Preferred Stock then held by them (the "Series A Liquidation Preference Price"), and (y) an amount equal to all unpaid dividends on the Series A Preferred Stock, if any.  If upon the occurrence of a liquidation, dissolution or winding up of the Corporation the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full liquidation preference amount based on the Series A Liquidation Preference Price, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(ii)             After setting apart or paying in full the preferential amounts due pursuant to Section VII (A)(i) above, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of the Common Stock on a pro rata basis, based on the number of shares of Common Stock then held by each Holder.

VIII. ADJUSTMENTS

The Series A Conversion Price and the number of Conversion Shares shall be subject to adjustment as follows:

A.           Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Shares issuable upon conversion of the Series A Preferred Stock will be proportionately increased.  If the Corporation at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination,  the Conversion Shares issuable upon conversion of the Series A Preferred Stock will be proportionately reduced.

B.            Consolidation, Merger or Sale.  In case of any consolidation of the Corporation with, or merger of the Corporation into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby each Holder of the Series A Preferred Stock will have the right to acquire and receive upon conversion of the Series A Preferred Stock in lieu of the shares of Common Stock immediately theretofore acquirable upon the conversion of the Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of the Series A Preferred Stock had such consolidation, merger or sale or conveyance not taken place.  In any such case, the Corporation will make appropriate provision to insure that the provisions of this Article VIII Section C hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the conversion of the Series A Preferred Stock.  The Corporation will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Corporation) assumes by written instrument the obligations under this Article VIII Section C and the obligations to deliver to each Holder of the Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, each Holder may be entitled to acquire.

D.           Distribution of Assets.  In case the Corporation shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution (on an “as converted” basis, as though all Series A Preferred Stock had been converted into Common Stock immediately prior to the dividend declaration date), each Holder of the Series A Preferred Stock shall be entitled upon conversion of the Series A Preferred Stock for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to such Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

E.           Minimum Ownership of Fully-Diluted Common Stock.   Notwithstanding anything to the contrary, express or implied, contained in this Certificate of Incorporation, as at the Conversion Date, the Holders, Joseph Bianco (“Bianco”) and Anil Narang (“Narang”) shall own and be entitled to own as Merger Consideration pursuant to the Merger Agreement, not less than 95.0% of the Fully-Diluted Common Stock immediately after giving effect to the Effective Time of the Merger.  Accordingly, it is expressly understood and agreed that in the event that the aggregate number of shares of Fully-Diluted Common Stock immediately prior to the Effective Time of the Merger shall be less than or greater than an aggregate of 1,096,700 shares of Fully-Diluted Common Stock, then and in such event, the aggregate number of Conversion Shares issuable upon the automatic conversion of the Series A Preferred Stock shall be appropriately adjusted so that immediately after the Conversion Date, all of the Holders, Bianco and Narang shall own and be entitled to own of record in the aggregate 95.0% of the Fully-Diluted Common Stock immediately after giving effect to the Effective Time of the Merger and the holders of the outstanding shares of Common Stock immediately prior to the Effective Time of the Merger shall own 5.0% of the Fully-Diluted Common Stock immediately after giving effect to the Effective Time of the Merger.

F.           Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the number of Conversion Shares, then, and in each such case, the Corporation shall give notice thereof to the Holders of the Series A Preferred Stock, which notice shall state the number of Conversion Shares resulting from such adjustment and the increase or decrease in the number of Conversion Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Corporation.

IX. VOTING RIGHTS

A.           Class Voting Rights. Holders of the Series A Preferred Stock shall vote together as a separate class on all matters which impact the rights, value or conversion terms, or ranking of the Series A Preferred Stock, as provided herein.

B.           General Voting Rights with Common Stock. Subject at all times to the provisions of this Article IX, except as otherwise required by law or as set forth herein, the Holder of each share of Series A Preferred Stock shall be entitled to cast, at any regular or special meeting of stockholders of the Corporation or in connection with the solicitation of any written consent of stockholders of the Corporation, that number of votes as shall be equal to the number of Conversion Shares into which such share of Series A Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not counted separately as a class.  Holders of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in the same manner and at the same time as holders of Common Stock, and in accordance with the Bylaws of the Corporation.

X. PROTECTION PROVISIONS

Prior to the Conversion Date, without the unanimous prior written consent of the Holders of the Series A Preferred Stock, the Corporation shall not:

(a)           make any amendment or modification of the Corporation’s Certificate of Incorporation or by-laws in any manner which has or could reasonably be expected to have, an adverse effect on the rights, privileges and designations of the Series A Preferred Stock;

(b)           issue any additional shares of Series A Preferred Stock, Common Stock or other securities of the Corporation, except as contemplated by the Merger Agreement; or

(c)           amend or modify in any manner this Series A Certificate of Designation.

XI. MISCELLANEOUS

A.           Cancellation of Series A Preferred Stock If any shares of Series A Preferred Stock are converted pursuant to the Series A Certificate of Designations, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Series A Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

B.            Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date.  However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series A Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

C             Waiver Notwithstanding any provision in this Certificate of Incorporation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of all of the Holders.

ARTICLE V

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.  The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

ARTICLE VI

Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.  No director of the Corporation need be a stockholder of the Corporation.

ARTICLE VII

The Corporation is to have perpetual existence.

ARTICLE VIII

The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify any and all persons whom it shall have power to indemnify under said Section from and against any all of the expenses and liabilities or other matters referred to in or covered by said Section.  Such indemnification shall be mandatory and not discretionary.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this Article VIII and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent provided by Section 145 of the General Corporation Law of the State of Delaware.  Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, advance all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or serves or served at the request of the Corporation as a director, officer, partner, trustee, agent or employee of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, so long as the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it is ultimately determined that such director or officer is not entitled to be indemnified by the Corporation under the Delaware General Corporation Law.  Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross-claims.  Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

The indemnification and advancement of expenses provided for herein shall not be deemed to be exclusive of any other rights to which those indemnified or entitled to advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.  Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.  The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors.  The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII

The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors.  A director may be removed, at any time, either with or without cause, by the affirmative vote of holders of a majority of the voting power of shares of stock then entitled to vote with respect to the election of such director.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed and delivered by the Corporation this ___ day of February 2010.

FLORHAM CONSULTING CORP.

By:
Joseph Bianco, Chief Executive Officer

Exhibit B

FLORHAM CONSULTING CORP.
2009 STOCK INCENTIVE PLAN

FLORHAM CONSULTING CORP.
2009 STOCK INCENTIVE PLAN

FLORHAM CONSULTING CORP.
2009 STOCK INCENTIVE PLAN

1. Purpose of the Plan. The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company.

2. Definitions. Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.          “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B.          “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.

C.          “Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

D.          “Board” means the Board of Directors of the Company.

E.           “Cash-Based Award” means an Award described in Section 8 as a Cash-Based Award.

F.           “Change in Control” means (i) the purchase or other acquisition after the date hereof (other than from the Company) by any person, entity or group of persons, within the meaning of §13(d) or §14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 51% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or (ii) individuals who, as of the date hereof, constitute the Board (and, as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

G.           “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

H.           “Committee” means the committee described in Section 5.

I.             “Company” means Florham Consulting Corp., a Delaware corporation.

J.            “Fair Market Value” means (i) if there should be a public market for the relevant Stock on the determination date, the arithmetic mean between the high and low of prices of such Stock as reported on such date on the Composite Tape of the principal national securities exchange or, if applicable, the NYSE Amex Stock Exchange on which such Stock is listed or admitted to trading, or, if such Stock is not listed or admitted on any national securities exchange or the NYSE Amex Stock Exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“NASDAQ”), or if no sale of such shares shall have been reported on the Composite Tape of any national securities exchange or the NYSE Amex Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of such shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Stock on such date, the value established by the Committee in good faith.

K.          “Incentive Stock Option” means a stock option which is an incentive stock option within the meaning of Code §422.

L.           “Non-qualified Stock Option” means a stock option which is not an Incentive Stock Option.

M.         “Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.

N.          “Other Stock-Based Award” means an Award granted pursuant to Section 8 and described as an Other Stock-Based Award.

O.          “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code §424.

P.           “Participant” means an employee, director or consultant of the Company who is selected by the Committee to receive an Award.

Q.           “Plan” means this Florham Consulting Corp. 2009 Stock Incentive Plan.

R.           “Public Offering” means the creation of an active trading market in Common Stock by the sale of Common Stock to the public pursuant to a registration statement under the Securities Act of 1933.

S.           “Stock” means the common stock of the Company.

T.           “Stock Appreciation Right” means a stock appreciation right described in Section 7.

                U.          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code §424.

3. Stock Subject to the Plan. One Million Five Hundred Thousand (1,500,000) shares of Stock have been allocated to the Plan and will be reserved to satisfy Awards under the Plan. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are used by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall again be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation, such withheld shares shall again be available for the purposes of the Plan.

4. Administration. The Plan shall be administered by the Board of Directors of the Company or the Committee, if and when formed. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

5. Committee. When and if formed, the Committee shall be comprised of directors on the compensation committee of the Board. A majority of its members shall constitute quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may, to the extent permitted by law, delegate its responsibilities and authority hereunder to an officer of the Company.

When and if formed, the Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. Before the Committee is formed, the term “Committee” as used herein means the entire Board.

6. Options. The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.          Type of Option. Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any individual selected by the Committee.

B.           Option Prices. The purchase price of the Stock under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted. The purchase price of the Stock under each Non-qualified Stock Option shall be determined from time to time by the Committee, which need not be uniform for all Participants, and shall not be less than 100% of Fair Market Value.

C.           Exercise – Elections and Restrictions. The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant for a period of at least six months as of the date of tender and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, (iii) under a “cashless exercise” provision implemented by the Committee in connection with the Plan, or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) through (iii) hereof; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year, and (b) at least two years have elapsed since such prior Incentive Stock Option was granted. The Committee may provide in an Award Agreement that payment in full of the option price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the option price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of any withholding obligations on the part of the Company. The proceeds of sale of Stock subject to the Option are to be added to the general funds of the Company or to the shares of the Stock held in its Treasury, and used for its corporate purposes as the Board shall determine.

D.           Option Terms. The term of each Option shall not be more than ten years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. Upon exercise of an Option, the Committee shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company.

E.           Successive Option Grants. As determined by the Committee, successive option grants may be made to any Participant under the Plan.

F.           Additional Incentive Stock Option Requirements. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

G.           Deferral of Gain on a Non-qualified Stock Option. In accordance with the terms of the applicable non-qualified deferred compensation plan, if any, in which a Participant is eligible to participate, a Participant may elect to defer any gain realized upon the exercise of a Non-qualified Stock Option. The election to defer the gain must be made in accordance with the applicable non-qualified deferred compensation plan, if any.

7.           Stock Appreciation Rights.

A.           Grant Terms. The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. A Stock Appreciation Right shall be subject to the same terms and conditions as an Option, and any additional limitations set forth in this Section 7 or the Award Agreement.

B.           Exercise Terms. The exercise price per share of Stock of a Stock Appreciation Right shall be an amount determined by the Committee and shall not be less than 100% of Fair Market Value. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right.

C.           Limitations. The Committee may impose such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion.

8. Other Stock-Based Awards and Cash-Based Awards. The Committee may, in its sole discretion, grant Awards of Stock, restricted Stock and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement.

9. Performance-Based Awards. To the extent applicable, the Committee may, in its sole and absolute discretion, determine that certain Other Stock-Based Awards and/or Cash-Based Awards should be subject to such requirements so that they are deductible by the Company under Code §162(m). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 9, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code §162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be chosen by the Committee, in its sole and absolute discretion, from among the following: earnings per share of Stock; book value per share of Stock; net income (before or after taxes); operating income; return on invested capital, assets or equity; cash flow return on investments which equals net cash flows divided by owners’ equity; earnings before interest or taxes; gross revenues or revenue growth; market share; expense management; improvements in capital structure; profit margins; Stock price; total stockholder return; free cash flow; or working capital. The performance measures may relate to the Company, a Parent, a Subsidiary, or one or more units of such an entity.

                     The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. The Committee shall have the discretion to adjust Performance-Based Awards downward.

                     For calendar years beginning after the “reliance period” defined in Treas. Reg. §1.162-27(f)(2) or any successor thereto with respect to the Company, an Award shall be a Performance-Based Award only if the Committee consists solely of two or more Outside Directors within the meaning of Treas. Reg. §1.162-27(e)(3) or any successor thereto.

10. Nontransferability of Awards. Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws or descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.

11. Investment Purpose. Each Award under the Plan shall be awarded only on the condition that all purchases of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Awards granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Stock subject to the Award, or upon the happening of any other contingency warranting the release of such condition.

                     If deemed advisable by the Committee, the certificates evidencing the shares acquired by the Participant pursuant to this Plan may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a ‘no-action’ letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act.”

          In addition to the restrictions described above, the Participant may not sell, pledge, transfer, donate, assign or otherwise dispose of (collectively, “transfer”), whether voluntarily or by operation of law, any shares of Stock acquired pursuant to the Plan except as provided in this Section 11.

12. Adjustments Upon Changes in Capitalization or Corporation Acquisitions. Notwithstanding any other provisions of the Plan, the Award Agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Award and the exercise prices, if applicable, in the event of changes in the outstanding Stock by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted to an individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a Parent or a Subsidiary enters into a transaction described in §424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in §424(a) of the Code.

In the event of a Change in Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

                           A. Accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee;

                           B. Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan.

13. Amendment and Termination. The Board may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable (except under the anti-dilution provisions of Section 12), or change the class of employees to whom Incentive Stock Options may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 5.

14. Effectiveness of the Plan. The Plan shall become effective upon adoption by the Board subject, however, to its further approval by the stockholders of the Company given within 12 months of the date the Plan is adopted by the Board by written consent, at a regular meeting of the stockholders or at a special meeting duly called and held for such purpose.

15. Time of Granting of an Award. An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that, such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant within a reasonable time after the date of the Committee action.

16. Term of Plan. This Plan shall terminate ten years after the date on which it is approved and adopted by the Board and no Award shall be granted hereunder after the expiration of such ten-year period.

Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

17. No Right To Continued Employment. Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his or her employment at any time.

18. Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law.

The foregoing Plan was approved and adopted by the Board on December 23, 2009 and by a majority of the Company’s stockholders on December 31, 2009.